Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, November 6, 2025 Christopher R. Byrnes (315) 743-8376 chris_byrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES THIRD QUARTER 2025 RESULTS

•Annual Recurring Revenue (ARR)(1) grew to $298.4 million - total growth of 22% inclusive of organic growth of 15% from $244.7 million reported in Q3 '24

•Total ARR increased $11.7 million sequentially from Q2 '25, representing annualized growth of approximately 17%

•Quarterly subscription service revenues increased 25% year-over-year, inclusive of organic growth of 16% from Q3 '24

New Hartford, NY - November 6, 2025 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the third quarter ended September 30, 2025.

PAR Technology CEO, Savneet Singh, commented on the quarter, “PAR continues to scale our business as ARR approaches $300M and revenues in the quarter increased by 23% from Q3 last year. We continue to feel confident in our ability to grow our revenue base well above our market, while making progress on large tier 1 deals, all while maintaining strong financial discipline. In Q3 we launched PAR AI, a new intelligence layer embedded directly into the PAR product Suite. PAR AI delivers real-time intelligence across the restaurant tech stack without the need for extra apps or training. We expect our ability to utilize AI along with our “Better Together" multi-product strategy will drive better outcomes for enterprise customers and allow us to win new market share and increase ARPU with existing customers."

Q3 2025 Financial Highlights(2)
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q3 2025	Q3 2024	vs. Q3 2024	Q3 2025	Q3 2024	vs. Q3 2024
Revenue	$119.2	$96.8	better 23.2%
Net Loss from Continuing Operations/Adjusted EBITDA	$(18.2)	$(20.7)	better $2.5 million	$5.8	$2.4	better $3.4 million
Diluted Net (Loss) Income Per Share from Continuing Operations	$(0.45)	$(0.58)	better $0.13	$0.06	$(0.09)	better $0.15
Subscription Service Gross Margin Percentage	55.3%	55.3%	no change	66.2%	66.8%	worse 60 bps

Year-to-Date 2025 Financial Highlights(2)
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q3 2025	Q3 2024	vs. Q3 2024	Q3 2025	Q3 2024	vs. Q3 2024
Revenue	$335.4	$245.0	better 36.9%
Net Loss from Continuing Operations/Adjusted EBITDA	$(63.8)	$(64.6)	better $0.9 million	$15.9	$(12.1)	better $28.0 million
Diluted Net (Loss) Income Per Share from Continuing Operations	$(1.58)	$(1.90)	better $0.32	$0.08	$(0.74)	better $0.82
Subscription Service Gross Margin Percentage	56.1%	53.6%	better 250 bps	67.2%	66.4%	better 80 bps

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” for descriptions of key performance indicators and non-GAAP financial measures, and reconciliations of non-GAAP financial measures to corresponding GAAP financial measures. Amounts presented in the reconciliations and other tables presented herein may not sum due to rounding.
(2) Results exclude historical results from our Government segment which are reported as discontinued operations.

The Company's key performance indicators ARR and Active Sites(1) are presented as two subscription service product lines:

•Engagement Cloud consisting of PAR Engagement (Punchh and PAR Ordering), PAR Retail, and Plexure product offerings.
•Operator Cloud consisting of PAR POS, PAR Pay, PAR OPS (Data Central and Delaget), and TASK product offerings.

Highlights of Engagement Cloud - Third Quarter 2025(1):
•ARR at end of Q3 '25 totaled $176.8 million
•Active Sites as of September 30, 2025 totaled 121.0 thousand

Highlights of Operator Cloud - Third Quarter 2025(1):
•ARR at end of Q3 '25 totaled $121.6 million
•Active Sites as of September 30, 2025 totaled 58.2 thousand

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Earnings Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on November 6, 2025, during which management will discuss the Company's financial results for the third quarter ended September 30, 2025. The conference call will be webcast live. To access the webcast, please visit the Investor Relations section of the Company's website at www.partech.com/investor-relations/. A recording of the webcast will be available on this site after the event.

About PAR Technology Corporation.

PAR Technology Corporation (NYSE: PAR) is a leading foodservice technology provider, powering a unified, purpose-built platform engineered to scale and adapt with brands at every stage of growth. Designed with flexibility and openness at its core, PAR’s solutions—spanning point-of-sale, digital ordering, loyalty, back-office, payments, and hardware—integrate with others, yet deliver maximum impact as a unified system. With intentional innovation at the forefront, PAR’s solutions streamline operations, drive higher engagement, and strengthen guest experiences for restaurants and retailers globally. To learn more, visit partech.com or connect with us on social media. The PAR Technology 2025 Sustainability Report can be found at: https://partech.com/sustainability-at-par/.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release because we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of September 30, 2025.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions and related software support, managed platform development services, and transaction-based payment processing services. We generally calculate ARR by annualizing the monthly recurring revenue for all Active Sites as of the last day of each month for the respective reporting period. Our reported ARR is based on a constant currency, using the exchange rates established at the beginning of the year and consistently applied throughout the period and to comparative periods presented. For acquisitions made during each period, the constant currency rate applied is the exchange rate at the date of each acquisition's closure.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective reporting period.

Trademarks.

“PAR®,” “PAR POS®”, “Punchh®,” “PAR OrderingTM”, "PAR OPSTM," “Data Central®," “DelagetTM,” "PAR RetailTM", "PAR® Pay”, “PAR® Payment Services”, and other trademarks identifying our products and services appearing in this press release belong to us. Solely for convenience, our trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks.

Forward-Looking Statements.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995, and the accuracy of such statements is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. Forward-looking statements can be identified by words such as “believe,” “could,” “would,” “should,” “will,” “continue,” “anticipate,” “expect,” “path,” “plan,” “intend,” “estimate,” “future,” “may,” “potential,” and similar expressions. These statements include, but are not limited to, express or implied forward-looking statements relating to: the plans, strategies and objectives of management relating to our growth, results of operations, and financial performance, including service and product offerings, the development, demand, market share, and competitive performance of our products and services; revenues, gross margins, expenses, cash flows, and other financial measures and key performance indicators, including ARR, Active Sites, subscription service gross margin percentage, net loss, and net loss per share; the availability and terms of product and component supplies for our hardware products; anticipated benefits of acquisitions, divestitures, and capital markets transactions; and macroeconomic trends, geopolitical events, tariffs, and trade disputes and the expected impact of those trends and events on our business, results of operations, and financial performance. These statements are neither promises nor guarantees but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.

Factors, risks, trends and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include our ability to successfully develop or acquire and transition new products and services and enhance existing products and services to meet evolving customer needs and respond to emerging technological trends, including our effective use of artificial intelligence (AI) in product development and integration of AI tools into our product and service offerings; our ability to add and retain Active Sites and integration partners; our ability to successfully integrate acquisitions into our operations, and realize the anticipated benefits; macroeconomic trends, such as a recession or slowed economic growth, fluctuating interest rates, inflation, and changes in consumer confidence and discretionary spending; geopolitical events affecting countries where we operate or our customers or suppliers operate, including changes in import/export regulations, such as tariffs, and trade disputes involving the United States and those countries; our ability to retain and manage suppliers, secure alternative suppliers, and manage inventory levels and costs, navigate manufacturing disruptions or logistics challenges, shipping delays, and shipping costs; and the other factors discussed in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

Assets	September 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$92,465	$108,117
Cash held on behalf of customers	14,428	13,428
Short-term investments	541	524
Accounts receivable – net	70,546	59,726
Inventories	25,437	21,861
Other current assets	23,635	14,390
Total current assets	227,052	218,046
Property, plant and equipment – net	13,566	14,107
Goodwill	898,453	887,459
Intangible assets – net	216,985	237,333
Lease right-of-use assets	8,769	8,221
Other assets	12,549	15,561
Total Assets	$1,377,374	$1,380,727
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$19,920	$—
Accounts payable	31,967	34,784
Accrued salaries and benefits	20,825	22,487
Accrued expenses	10,786	13,938
Customers payable	14,428	13,428
Lease liabilities – current portion	2,081	2,256
Customer deposits and deferred service revenue	33,859	24,944
Total current liabilities	133,866	111,837
Lease liabilities – net of current portion	6,833	6,053
Deferred service revenue – noncurrent	1,924	1,529
Long-term debt	373,513	368,355
Other long-term liabilities	23,189	21,243
Total liabilities	539,325	509,017
Shareholders’ equity:
Preferred stock, $0.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.02 par value, 116,000,000 shares authorized, 42,163,865 and 40,187,671 shares issued, 40,591,032 and 38,717,366 outstanding at September 30, 2025 and December 31, 2024, respectively	835	798
Additional paid in capital	1,217,525	1,085,473
Equity consideration payable	—	108,182
Accumulated deficit	(343,510)	(279,943)
Accumulated other comprehensive loss	(7,909)	(20,951)
Treasury stock, at cost, 1,572,833 and 1,470,305 shares at September 30, 2025 and December 31, 2024, respectively	(28,892)	(21,849)
Total shareholders’ equity	838,049	871,710
Total Liabilities and Shareholders’ Equity	$1,377,374	$1,380,727

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2025 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024
Revenues, net:
Subscription service	$74,763	$59,909	$215,076	$143,160
Hardware	29,895	22,650	78,602	60,992
Professional service	14,525	14,195	41,768	40,825
Total revenues, net	119,183	96,754	335,446	244,977
Cost of sales:
Subscription service	33,431	26,789	94,475	66,424
Hardware	24,567	16,878	60,575	46,587
Professional service	11,970	10,056	31,847	30,849
Total cost of sales	69,968	53,723	186,897	143,860
Gross margin	49,215	43,031	148,549	101,117
Operating expenses:
Sales and marketing	12,478	10,500	36,534	31,237
General and administrative	31,725	27,352	92,706	77,896
Research and development	19,276	17,821	59,977	49,826
Amortization of identifiable intangible assets	3,389	2,699	10,042	5,577
Adjustment to contingent consideration liability	—	—	—	(600)
Gain on insurance proceeds	—	(147)	—	(147)
Total operating expenses	66,868	58,225	199,259	163,789
Operating loss	(17,653)	(15,194)	(50,710)	(62,672)
Other income (expense), net	664	(1,400)	(808)	(1,710)
Interest expense, net	(1,465)	(3,417)	(4,507)	(6,755)
Loss on extinguishment of debt	—	—	(5,791)	—
Loss from continuing operations before income taxes	(18,454)	(20,011)	(61,816)	(71,137)
Benefit from (provision for) income taxes	277	(653)	(1,948)	6,520
Net loss from continuing operations	(18,177)	(20,664)	(63,764)	(64,617)
Net income from discontinued operations	—	832	197	80,687
Net (loss) income	$(18,177)	$(19,832)	$(63,567)	$16,070

Net (loss) income per share (basic and diluted):
Continuing operations	$(0.45)	$(0.58)	$(1.58)	$(1.90)
Discontinued operations	—	0.02	—	2.38
Total	$(0.45)	$(0.56)	$(1.58)	$0.48

Weighted average shares outstanding (basic and diluted)	40,582	35,865	40,427	33,931
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Our non-GAAP financial measures reflect adjustments based on one or more of the following items below. The income tax effect of the below adjustments, with the exception of non-recurring income taxes, were not tax-effected due to the valuation allowance on all of our net deferred tax assets.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Additionally, these measures may not be comparable to similarly titled measures disclosed by other companies.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Non-GAAP subscription service gross margin percentage	Represents subscription service gross margin percentage adjusted to exclude amortization from acquired and internally developed software, stock-based compensation, and severance.	We believe that non-GAAP subscription service gross margin percentage and adjusted EBITDA provide useful perspectives with respect to the Company's core operating performance and ongoing cash earnings by adjusting for certain non-cash and non-recurring charges that may not be indicative of our financial performance.
Adjusted EBITDA
Represents net (loss) income before income taxes, interest expense, and depreciation and amortization adjusted to exclude discontinued operations, stock-based compensation, contingent consideration, transaction costs, gain on insurance proceeds, severance, impairment loss, litigation expense, loss on extinguishment of debt, and other (income) expense, net.

Non-GAAP diluted net income (loss) per share
Represents net (loss) income per share excluding amortization of acquired intangible assets, non-recurring income taxes, non-cash interest, discontinued operations, stock-based compensation, contingent consideration, transaction costs, gain on insurance proceeds, severance, impairment loss, litigation expense, loss on extinguishment of debt, and other (income) expense, net.

We believe that adjusting our diluted net (loss) income per share to remove non-cash and non-recurring charges provides a useful perspective with respect to the Company's operating performance as well as comparisons to past and competitor operating results.

Stock-based compensation	Consists of non-cash charges related to our employee equity incentive plans.	We exclude stock-based compensation because management does not view these non-cash charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Contingent consideration	Adjustment reflects a non-cash reduction to the fair market value of the contingent consideration liability related to the MENU Acquisition.	We exclude changes to the fair market value of our contingent consideration liability because management does not view these non-cash, non-recurring charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Transaction costs	Adjustment reflects non-recurring professional fees incurred in transaction due diligence and integration, including costs incurred in the acquisitions of Stuzo, TASK Group, and Delaget.	We exclude professional fees incurred in corporate development because management does not view these non-recurring charges, which are inconsistent in size and are significantly impacted by the timing and valuation of our transactions, as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Severance	Adjustment reflects severance tied to non-recurring restructuring events included in cost of sales, sales and marketing expense, general and administrative expense, and research and development expense.	We exclude these non-recurring adjustments because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Gain on insurance proceeds	Adjustment reflects the gain on insurance proceeds due to the settlement of legacy claims.
Litigation expense	Adjustment reflects non-recurring legal fees incurred in connection with certain litigation matters.
Loss on extinguishment of debt	Adjustment reflects loss on extinguishment of debt related to the early repayment of the Credit Facility.
Discontinued operations	Adjustment reflects income from discontinued operations related to the divestiture of our Government segment.
Impairment loss	Adjustment reflects impairment loss included in general and administrative expense related to the discontinuance of the Brink POS trade name.
Other (income) expense, net	Adjustment reflects foreign currency transaction gains and losses and other non-recurring income and expenses recorded in other expense, net in the accompanying statements of operations.
Non-recurring income taxes	Adjustment reflects a partial release of our deferred tax asset valuation allowance resulting from the Stuzo Acquisition.	We exclude these non-cash and non-recurring adjustments for purposes of calculating non-GAAP diluted net income (loss) per share because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Non-cash interest	Adjustment reflects non-cash amortization of issuance costs and discount related to the Company's long-term debt.
Acquired intangible assets amortization	Adjustment reflects amortization expense of acquired developed technology included within cost of sales and amortization expense of acquired intangible assets.

The tables below provide reconciliations between net (loss) income and adjusted EBITDA, diluted net (loss) income per share and non-GAAP diluted net income (loss) per share, and subscription service gross margin percentage and non-GAAP subscription service gross margin percentage.

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Net (Loss) Income to Adjusted EBITDA	2025	2024	2025	2024
Net (loss) income	$(18,177)	$(19,832)	$(63,567)	$16,070
Discontinued operations	—	(832)	(197)	(80,687)
Net loss from continuing operations	(18,177)	(20,664)	(63,764)	(64,617)
(Benefit from) provision for income taxes	(277)	653	1,948	(6,520)
Interest expense, net	1,465	3,417	4,507	6,755
Depreciation and amortization	12,471	10,575	36,768	26,702
Stock-based compensation	7,821	5,887	22,889	16,583
Contingent consideration	—	—	—	(600)
Transaction costs	1,171	1,125	2,887	6,103
Gain on insurance proceeds	—	(147)	—	(147)
Severance	123	(48)	833	1,680
Impairment loss	—	225	—	225
Litigation expense	1,907	—	3,254	—
Loss on extinguishment of debt	—	—	5,791	—
Other (income) expense, net	(664)	1,400	808	1,710
Adjusted EBITDA	$5,840	$2,423	$15,921	$(12,126)

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation between GAAP and Non-GAAP Diluted Net Income (Loss) per share	2025	2024	2025	2024
Diluted net (loss) income per share	$(0.45)	$(0.56)	$(1.58)	$0.48
Discontinued operations	—	(0.02)	—	(2.38)
Diluted net loss per share from continuing operations	(0.45)	(0.58)	(1.58)	(1.90)
Non-recurring income taxes	—	—	—	(0.23)
Non-cash interest	0.01	0.02	0.04	0.05
Acquired intangible assets amortization	0.24	0.23	0.72	0.59
Stock-based compensation	0.19	0.16	0.57	0.49
Contingent consideration	—	—	—	(0.02)
Transaction costs	0.03	0.03	0.07	0.18
Severance	—	—	0.02	0.05
Impairment loss	—	0.01	—	0.01
Litigation expense	0.05	—	0.08	—
Loss on extinguishment of debt	—	—	0.14	—
Other (income) expense, net	(0.02)	0.04	0.02	0.05
Non-GAAP diluted net income (loss) per share	$0.06	$(0.09)	$0.08	$(0.74)

Diluted weighted average shares outstanding	40,582	35,865	40,427	33,931

(in thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation between GAAP and Non-GAAP Subscription Service Gross Margin Percentage	2025	2024	2025	2024
Subscription Service Gross Margin Percentage	55.3%	55.3%	56.1%	53.6%
Subscription Service Gross Margin	$41,332	$33,120	$120,601	$76,736
Depreciation and amortization	7,996	6,781	23,427	18,041
Stock-based compensation	135	82	433	208
Severance	—	29	—	84
Non-GAAP Subscription Service Gross Margin	$49,463	$40,012	$144,461	$95,069
Non-GAAP Subscription Service Gross Margin Percentage	66.2%	66.8%	67.2%	66.4%